Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Kineta, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.001 par value per share	457(c) and 457(h)	908,205 (2)	$4.285 (4)	$3,891,658.43	$0.0001102	$428.86

Equity	Common Stock, $0.001 par value per share	457(c) and 457(h)	2,315,860 (3)	$4.285 (4)	$9,923,460.10	$0.0001102	$1,093.57

Total Offering Amounts					$13,815,118.53		$1,522.43

Total Fee Offsets							—

Net Fee Due							$1,522.43

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the common stock, $0.001 par value per share (the “Common Stock”), of Kineta, Inc. (the “Registrant”) that become issuable with respect to the securities identified in the above table, by reason of any stock dividend, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)

Represents 908,205 shares of the Common Stock issuable with respect to Kineta (as defined below) options and Kineta restricted stock units assumed by the Registrant pursuant to the Agreement and Plan of Merger, dated as of June 5, 2022, by and among the Company and Kineta Operating, Inc. (formerly known as Kineta, Inc.) (“Kineta”) and Yacht Merger Sub, Inc. (such Kineta options and Kineta restricted stock units were previously granted pursuant to the Kineta Amended and Restated 2008 Stock Plan, the Kineta 2010 Equity Incentive Plan, as amended, and the Kineta 2020 Equity Incentive Plan).

(3)	Represents 2,315,860 shares of Common Stock reserved and available for future issuance under the Kineta, Inc. 2022 Equity Incentive Plan.
(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act on the basis of $4.285, the average of the high and low prices of a share of Common Stock as reported on the Nasdaq Stock Market LLC on December 20, 2022.